UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

OPKO Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd. Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 4, 2019, OPKO Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC (the “Underwriter”) to issue and sell $200 million aggregate principal amount of its 4.50% Convertible Senior Notes due 2025 (the “Notes”) in a registered public offering under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-229400) and a related prospectus, together with the related prospectus supplements for the underwritten public offering of the Notes, filed with the Securities and Exchange Commission.

In addition, the Company granted the Underwriter a 30-day option to purchase up to an additional $30 million aggregate principal amount of the Notes to cover over-allotments, if any.

The Company intends to use the net proceeds received from the offering of the Notes to fund research and development to further develop and commercialize its portfolio of proprietary pharmaceutical and diagnostic products and for working capital, capital expenditures, acquisitions and other general corporate purposes, which will include the repayment or repurchase of indebtedness or debt securities outstanding from time to time, including $28.8 million principal amount and accrued but unpaid interest currently outstanding under the Company’s line of credit with an affiliate of the Company’s Chairman and Chief Executive Officer.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities.

The closing of the issuance of the Notes occurred on February 7, 2019.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the opinion of Greenberg Traurig, LLP regarding the validity of the Notes issued in this offering and the shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable upon conversion of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Indenture

On February 7, 2019, the Company entered into a Base Indenture (the “Base Indenture”) and a First Supplemental Indenture (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) relating to the issuance of the Notes, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes bear interest at a rate of 4.50% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes will mature on February 15, 2025, unless earlier converted, redeemed or purchased. Upon conversion, holders of the Notes will receive cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election.

If the Company undergoes a Fundamental Change (as defined in the Indenture) prior to the maturity date, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding November 15, 2024 only upon the satisfaction of certain conditions relating to the closing sale price of the Common Stock, the trading price per $1,000 principal amount of Notes, if the Company calls any or all of the Notes for redemption, and specified corporate events. On or after November 15, 2024 until the close of business on the business day immediately preceding the maturity date, holders of Notes may surrender their Notes for conversion at any time, regardless of the foregoing circumstances.

The initial conversion rate will be 236.7424 shares of Common Stock for each $1,000 aggregate principal amount of Notes, which represents an initial conversion price of approximately $4.22 per share of Common Stock. The conversion rate is subject to adjustment in certain circumstances. The Company may not redeem the Notes prior to February 15, 2022, but may redeem the Notes, at its option, on or after February 15, 2022 if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date.

If certain Events of Default (as defined in the Indenture) occur and are continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of, and accrued but unpaid interest on, the Notes to be due and payable immediately. In the case of an Event of Default arising out of certain events of bankruptcy, insolvency or reorganization (as set forth in the Indenture), the principal amount of, and accrued but unpaid interest on, the Notes will automatically become immediately due and payable.

The Notes are senior unsecured obligations of the Company and rank (i) senior in right of payment to any indebtedness of the Company that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any existing and future liabilities of the Company that are not so subordinated; (iii) effectively junior in right of payment to any secured indebtedness of the Company, to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s current and future subsidiaries.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the form of global Note, Base Indenture and the Supplemental Indenture attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Share Lending Agreement

On February 4, 2019, in connection with the Company’s offering of the Notes, the Company entered into a share lending agreement (the “Share Lending Agreement”) with Jefferies Capital Services, LLC (the “Share Borrower”), an affiliate of the Underwriter, under which the Company will lend to the Share Borrower a total of up to 30 million shares of Common Stock. The borrowed shares are newly-issued shares issued in connection with the offering of the Notes and will be cancelled or held as treasury shares upon the expiration or early termination of the Share Lending Agreement.

Purchasers of the Notes may separately sell up to 30 million shares of Common Stock that they may borrow through the Share Borrower. The Company expects that the selling stockholders will use the short position created by such sales to establish their initial hedge with respect to their investments in the Notes. The Company will not receive any proceeds from the sale of the borrowed shares, but will receive from the Share Borrower a one-time nominal fee of $0.01 per share for each newly-issued share of Common Stock issued in connection with the Share Lending Agreement. On February 7, 2019, the Company issued 29.25 million shares of Common Stock and loaned them to the Share Borrower under the Share Lending Agreement.

The foregoing description of the Share Lending Agreement is qualified in its entirety by reference to the Share Lending Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K are incorporated by reference herein. A copy of the opinion of Greenberg Traurig, LLP regarding the validity of the shares of Common Stock issued in connection with the Share Lending Agreement is filed as Exhibit 5.2 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

On or about February 7, 2019, the Company intends to terminate that certain Credit Agreement, dated November 8, 2018, between the Company and an affiliate of Dr. Phillip Frost, the Company’s Chairman and Chief Executive Officer, following the repayment of the $28.8 million principal amount and accrued but unpaid interest outstanding thereunder from the proceeds received from the offering of the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure required by this Item 3.02 is contained in Item 1.01 and is incorporated herein by reference. In connection with the issuance of shares of Common Stock by the Company to the Share Borrower in connection with the Share Lending Agreement, the Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 4, 2019, by and between the Company and Jefferies LLC.

4.1	Form of 4.50% Convertible Senior Notes due 2025 (incorporated herein by reference to Exhibit A of the First Supplemental Indenture filed as Exhibit 4.3 to this Current Report on Form 8-K).

4.2	Base Indenture related to the 4.50% Convertible Senior Notes due 2025, dated as of February 7, 2019, by and between the Company and U.S. Bank National Association, as trustee.

4.3	Supplemental Indenture related to the 4.50% Convertible Senior Notes due 2025, dated as of February 7, 2019, by and between the Company and U.S. Bank National Association, as trustee.

5.1	Opinion of Greenberg Traurig, LLP regarding the Notes and Common Stock issuable upon conversion thereof.

5.2	Opinion of Greenberg Traurig, LLP regarding Common Stock

10.1	Share Lending Agreement, dated February 4, 2019, by and between the Company and Jefferies Capital Services, LLC.

23.1	Consent of Greenberg Traurig, LLP (set forth in Exhibit 5.1).

23.2	Consent of Greenberg Traurig, LLP (set forth in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2019	OPKO HEALTH, INC.

	By:	/s/ Adam Logal
	Name:	Adam Logal
	Title:	Senior Vice President, Chief Financial Officer